UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 25, 2009

Date of Report (Date of earliest event reported)

Lincoln National Corporation

(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Radnor Chester Road, Radnor, PA 19087

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (484) 583-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed in our filings with the Securities and Exchange Commission, in connection with our issuance and sale of 40,000,000 shares (the “Firm Securities”) of our common stock, no par value per share (the “Common Stock”), we entered into an Underwriting Agreement, dated June 16, 2009 (the “Underwriting Agreement”), with J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives (the “Representatives”) for the several underwriters named therein (the “Underwriters”). Pursuant to the terms of the Underwriting Agreement, the Underwriters had a 30-day option to purchase an additional 6,000,000 shares of our Common Stock (the “Option Securities”). On June 22, 2009, the Representatives exercised in full their option to purchase the Option Securities. We completed the issuance and sale of the Option Securities on June 25, 2009 at the same per share price to the public ($15.00) and the same per share price to the Underwriters ($14.34) as the Firm Securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION

By	/s/ Frederick J. Crawford
Name:	Frederick J. Crawford
Title:	Executive Vice President and Chief Financial Officer

Date: June 25, 2009